As submitted to the Securities and Exchange Commission on August 8, 2018.

Registration Statement No. 333-226596

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-4

Registration Statement

Under

the Securities Act of 1933

SUZANO PAPEL E CELULOSE S.A.

(Exact Name of Registrant as Specified in its Charter)

SUZANO PAPER AND PULP INC.

(Translation of Registrant’s Name into English)

Federative Republic of Brazil	2621	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Av. Professor Magalhaes Neto, 1,752

10th Floor, Rooms 1010 and 1011

Salvador, Brazil 41 810-012

Telephone: +55 11 3503-9000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Suzano Pulp and Paper America, Inc.

800, Corporative Drive, Suite 320

Fort Lauderdale, Florida, 33334

United States

Telephone: (954) 772-7716

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Juan G. Giráldez, Esq.

Nicolas Grabar, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                         ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)               ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company                                                                                      ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common shares, no par value(2)	255,081,014	US$13.64	US$3,478,355,521.02	US$433,055.26

Notes:

(1)

Pursuant to Rule 457(f) under the Securities Act, and solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price has been calculated based on the number of Fibria shares outstanding and (a) the proposed cash consideration per Fibria share and (b) the market value of the proposed share consideration per Fibria share determined in accordance with Rule 457(c), in each case translated to U.S. dollars using the exchange rate as of August 2, 2018. The registration fee was paid in full by Suzano Papel e Celulose S.A. in connection with its Registration Statement on Form F-4 (File No. 333-226596) filed on August 6, 2018.

(2)

American depositary shares (“ADSs”) representing the Suzano Shares (“Suzano ADSs” and, together with the Suzano Shares, the “Suzano Securities”) registered hereby are registered pursuant to a separate Registration Statement on Form F6 (File No. 333-198020).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-226596) is being filed solely for the purpose of re-filing Exhibit 5.1 to such Registration Statement as indicated in Item 21 of Part II. No change is made to the preliminary prospectus constituting Part I of this Registration Statement or Items 20 or 22 of Part II of this Registration Statement. Accordingly, the preliminary prospectus constituting Part I of this Registration Statement has not been included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Neither the laws of Brazil nor the bylaws of Suzano provide for indemnification of any controlling persons, directors or officers of Suzano. However, Suzano’s directors and officers benefit from insurance against civil liabilities, including civil liabilities in connection with the registration, offering and sale of the Suzano Shares.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description of Document

2.1α	English translation of the Merger Agreement dated as of July 26, 2018, by and among Fibria, Holding and Suzano.

2.2*	English translation of the Voting Agreement dated as of March 15, 2018, by and among the Suzano Controlling Shareholders, the Fibria Controlling Shareholders and Suzano.

3.1†	English translation of the bylaws of Suzano dated as of September 29, 2017.

3.2†	English translation of the bylaws of Fibria dated as of April 28, 2015.

5.1	Opinion of Cescon, Barrieu, Flesch & Barreto Advogados as to the validity under Brazilian law of the common shares issued by Suzano.

10.1*	English translation of the BNDESPAR Shareholders Agreement dated as of March 15, 2018, by and among the Suzano Controlling Shareholders, BNDESPAR and Suzano.

10.2†	English translation of the Suzano Shareholders’ Agreement dated as of September 28, 2017, by and among the Suzano Controlling Shareholders.

10.3†	English translation of the Suzano Share Transfer Agreement dated as of September 28, 2017, by and among certain of the Suzano Controlling Shareholders.

16.1†	Letter from KPMG Auditores Independentes.

21.1†	List of Subsidiaries of Suzano.

23.1†	Consent of KPMG Auditores Independentes.

23.2†	Consent of PricewaterhouseCoopers Auditores Independentes with respect to the consolidated financial statements of Suzano.

23.3†	Consent of PricewaterhouseCoopers Auditores Independentes with respect to the consolidated financial statements of Fibria.

23.4	Consent of Cescon, Barrieu, Flesch & Barreto Advogados (included in Exhibit 5.1).

24.1†	Powers of Attorney.

*	Incorporated herein by reference to the Rule 425 filing on March 22, 2018.
α	Incorporated herein by reference to the Rule 425 filing on July 27, 2018.
†	Previously filed.

(b)	Financial Statement Schedules

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto of Suzano and Fibria.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(e)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof ;

(g)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(i)

That every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in this paragraph includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(k)

To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(l)

That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES OF SUZANO PAPEL E CELULOSE S.A.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, Brazil, on August 8, 2018.

SUZANO PAPEL E CELULOSE S.A.

By:	/s/ Walter Schalka

Name: WALTER SCHALKA
Title: Chief Executive Officer

By:	/s/ Marcelo Feriozzi Bacci

Name: MARCELO FERIOZZI BACCI
Title: Chief Financial Officer and Investor Relations Director

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated in respect of Suzano Papel e Celulose S.A. on August 8, 2018.

Signature	Title	Date

* WALTER SCHALKA	Chief Executive Officer	August 8, 2018

/s/ Marcelo Feriozzi Bacci MARCELO FERIOZZI BACCI	Chief Financial Officer and Investor Relations Director	August 8, 2018

* DANIEL NASCIMENTO	Principal Accounting Officer	August 8, 2018

* DAVID FEFFER	President of Board of Directors	August 8, 2018

* CLAUDIO THOMAZ LOBO SANDER	Vice-President of Board of Directors	August 8, 2018

* DANIEL FEFFER	Vice-President of Board of Directors	August 8, 2018

* ANTONIO DE SOUZA CORREA MEYER	Member of Board of Directors	August 8, 2018

* JORGE FEFFER	Member of Board of Directors	August 8, 2018

* NILDEMAR SECCHES	Member of Board of Directors	August 8, 2018

* RODRIGO KEDE DE FREITAS LIMA	Member of Board of Directors	August 8, 2018

* MARIA PRISCILA RODINI VANSETTI MACHADO	Member of Board of Directors	August 8, 2018

* SUZANO PULP AND PAPER AMERICA, INC.	Authorized Representative in the United States	August 8, 2018

* By:	/s/ Marcelo Feriozzi Bacci
Name: MARCELO FERIOZZI BACCI
Title: Attorney-in-Fact
Pursuant to powers of attorney previously filed